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                                                                 Exhibit 10.11

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Agreement") is made effective as of the 1st day of June, 1998 by and between Intercap Resource Management U.S., Inc., Houston, Texas ("Lessor") and Marine Shuttle Operations Inc., a Nevada corporation ("Lessee").

                                    AGREEMENT

         In consideration of the mutual agreements hereinafter set forth, the parties agree as follows:

         1. Lease. The Lessor herewith leases to Lessee for the business use of the Lessee a furnished office of approximately 500 square foot at 4410 Montrose Boulevard, Houston, Texas 77006.

         2. Rent. The Lessee shall pay to the Lessor a monthly rent of US $750.00 payable in advance on the first business day of each month to the account as indicated by the Lessor to the Lessee.

         3. Term and Termination. The term of the Lease shall commence on June 1, 1998 and will continue for six months thereafter (the "Term"). At the end of each expiring Term, the Term shall automatically renew for an additional six months, unless either the Lessor or the Lessee gives (30) days prior written notice of termination to the other.

         4. Notice. All notices, requests, demands and other communications required or permitted hereunder must be in writing and deemed given and effective when personally delivered or sent by facsimile with confirmation of receipt or when deposited in the mail with postage prepaid to the party to which the same is directed at the following addresses (or at such other addresses as will be given in writing by the parties to one another):

         To the Lessor:            Intercap Resource Management U.S., Inc.
                                   Attn.: Mr. Jim D. Ford,
                                   4410 Montrose Boulevard
                                   Houston, Texas 77006

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         To the Lessee:            Marine Shuttle Operations, Inc.
                                   Attn.: Mr. Franz Eder, President
                                   4410 Montrose Boulevard
                                   Houston, Texas 77006

         6.       Miscellaneous.

                  (a) Assignment. The parties may not assign any rights or delegate any duties they have assumed hereunder without the prior written consent of the other party. This Agreement is personal to the the parties. The Lessee is not entitled to grant a sublease to any third party.

                  (b) Governing Law and Choice of Forum. This Agreement will be governed by and construed in accordance with the internal laws of the State of Texas. The parties agree that any appropriate court located in Houston, Texas, will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

                  (c) Entire Agreement/Amendment. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by all parties hereto.

                  (d) Severability. Each of the covenants and agreements herein above contained will be deemed separate, severable and independent covenants, and in the event that any covenant will be declared invalid by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

                  (e) Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

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                  (f) Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

         EXECUTED AS OF JUNE 1, 1998

                                    [Lessor]



                                    ------------------------------------
                                    By:      Tom Holder
                                    Title:   Vice President


                                    [Lessee]



                                    ------------------------------------
                                    By:      Franz Eder
                                    Title:   President